To: Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re: Authorization to File and Sign Forms 3, 4, and 5

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS: that I, Robert J. Warshaw, a Director of the Vie Financial Group, Inc. ("Vie"), have made, constituted and appointed and by these presents do make, constitute and appoint, Jennifer L. Andrews, Executive Vice President - Finance, Vie, my true and lawful attorney, for me and in my name, place, and stead, with authority to sign and file on my behalf with the Securities and Exchange Commission, such Form 3, Form 4, and Form 5's as may be required to be filed by me as a Director and/or Executive Officer of Vie pursuant to Section 16(a) of the Securities Exchange Act of 1934.  Said appointment shall remain in effect until otherwise revoked by me prior to that date in writing.  And I hereby ratify and confirm all lawful acts done by my said attorney, by virtue hereof.

 IN WITNESS WHEREOF, I have hereunto set my signature, on this 9th day of February, 2004.

__/s/ Robert J. Warshaw__________________
Robert J. Warshaw

CERTIFICATE OF ACNOWLEDGEMENT:

STATE OF NEW YORK
COUNTY OF PUTNAM

 On this 9th day of February, 2004, before me personally appeared
Robert J. Warshaw, to me known and known to me to be the person who signed his name to the within Instrument, and he acknowledged to me that he signed same of his free act and deed and gave oath to the truth therein.

       ______________________________
       Notary Public